Exhibit 99.1

Aldeyra Therapeutics Announces Agreement with Johnson & Johnson Innovation to Advance Novel Immune-Modulating Drugs for Systemic Inflammatory Diseases

LEXINGTON, Mass., Feb. 27, 2018 /PRNewswire/ — Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company devoted to development of next-generation medicines to improve the lives of patients with inflammatory diseases, today announced that it has entered into a collaborative research agreement with Janssen Research & Development, LLC (Janssen), one of the Janssen Pharmaceutical Companies of Johnson & Johnson. The agreement was facilitated by Johnson & Johnson Innovation LLC.

Aldeyra plans to collaborate with Janssen on the development of novel drugs designed to sequester pro-inflammatory aldehyde mediators, a new class of therapeutic targets. Aldeyra’s aldehyde sequestration platform represents a novel therapeutic class, led by reproxalap, a first-in-class drug candidate that has demonstrated anti-inflammatory activity in four Phase 2 clinical trials. The agreement is intended to advance the development of existing analogs of reproxalap for the treatment of systemic inflammatory diseases.

“As we are committed to the development of novel therapeutic product candidates for autoimmune and other diseases characterized by systemic inflammation, we are pleased to partner with Janssen, a world leader in the discovery and development of therapeutics for inflammatory diseases,” commented Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra.

Pursuant to the terms of the agreement, Aldeyra will collaborate with Janssen on research activities, which will be governed by a joint scientific review committee. For a limited period, subject to certain conditions, Janssen will retain an option to negotiate an exclusive license pertaining to compounds developed during the collaboration.

About Aldeyra Therapeutics

Aldeyra Therapeutics is developing a next-generation medicines to improve the lives of patients with inflammatory diseases. Aldeyra’s lead product candidate, reproxalap, is a first-in-class treatment in late-stage development for dry eye disease and other forms of ocular inflammation. The company is also developing other product candidates for systemic inflammatory disease. Aldeyra intends to commercialize its products directly and through collaborations that expand global reach. None of Aldeyra’s product candidates have been approved for sale in the U.S. or elsewhere.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Aldeyra’s plans and expectations with respect to the collaboration or potential licenses with Jassen. Aldeyra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing of enrollment, commencement and completion of Aldeyra’s clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; updated or refined data based on Aldeyra’s continuing review and quality control analysis of clinical data, Aldeyra’s ability to design clinical trials with protocols and endpoints acceptable to applicable regulatory authorities, the ability to obtain and maintain regulatory approval to conduct clinical trials and to commercialize Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of Aldeyra’s cash resources and needs for additional financing; the rate and degree of market acceptance of any of Aldeyra’s product candidates; Aldeyra’s expectations regarding competition; Aldeyra’s anticipated growth strategies; Aldeyra’s ability to attract or retain key personnel; Aldeyra’s ability to establish and maintain development partnerships; Aldeyra’s expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries; Aldeyra’s ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra’s business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are on file with the Securities and Exchange Commission(SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2017, expected to be filed with the SEC in the first quarter of 2018. All of Aldeyra’s development timelines may be subject to adjustment depending on recruitment rate, regulatory review, preclinical and clinical results, and other factors that could delay the initiation or completion of clinical trials.

In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 781-761-4904 ext. 205

stulipano@aldeyra.com

Investor Contact:

Chris Brinzey

Westwicke Partners

Tel: 339-970-2843

Chris.brinzey@westwicke.com

Media Contact:

Cammy Duong

MacDougall Biomedical Communications

781-591-3443

cduong@macbiocom.com